Exhibit 3.2

SECOND AMENDED AND RESTATED

BYLAWS

OF

AMERICASBANK CORP.

ARTICLE I

Stockholders

SECTION 1. Annual Meeting. The annual meeting of the stockholders of AmericasBank Corp. (the “Corporation”) shall be held on a day duly designated by the Board of Directors in May of each year, for the purpose of electing Directors to succeed those whose terms shall have expired as of the date of such annual meeting, and for the transaction of such other corporate business as may properly come before the meeting.

SECTION 2. Special Meeting. Special meetings of the stockholders may be called at any time for any purpose or purposes by the Chairman of the Board, the President, by a Vice President, or by two-thirds of the members of the Board of Directors, and shall be called forthwith by the Chairman of the Board, the President, by a Vice President, the Secretary or any Director of the Corporation upon the request in writing of the holders of fifty percent (50%) of all the shares outstanding and entitled to vote on the business to be transacted at such meeting. Such request shall state the purpose or purposes of the meeting and the matters proposed to be acted on thereat. The Secretary shall inform such requesting stockholders of the reasonably estimated cost of preparing and mailing the notice of the meeting, and upon payment to the Corporation of such cost, the Secretary shall give the required notice. Business transacted at all special meetings of stockholders shall be confined to the purpose or purposes stated in the notice of the meeting.

SECTION 3. Place of Holding Meetings. All meetings of stockholders shall be held at the principal office of the Corporation or elsewhere in the United States as designated by the Board of Directors in the notice of the meeting.

SECTION 4. Notice of Meetings. Not less than ten (10) nor more than ninety (90) days before the date of a stockholders’ meeting, the Secretary shall give each stockholder entitled to vote at or to receive notice of each stockholders’ meeting, notice stating the date, hour and place of the meeting and, in the case of a special meeting or a meeting at which an action proposed to be taken requires advance notice of the purpose of such action, the purpose or purposes for which the meeting is called. Notice is given to a stockholder when it is (i) personally delivered to the stockholder, (ii) left at the stockholder’s residence or usual place of business, (iii) mailed to the stockholder, postage prepaid, at the stockholder’s address as it appears on the records of the Corporation, or (iv) transmitted to the stockholder by electronic mail to any electronic mail address of the stockholder or by any other electronic means.

SECTION 5. Quorum. The presence in person or by proxy of the holders of record of a majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote thereat shall constitute a quorum at all meetings of the stockholders, except as otherwise provided by law, by the Charter or by these Bylaws. If less than a quorum shall be in attendance at the time for which the meeting shall have been called, the meeting may be adjourned from time to time as provided in Section 6 of this Article I by a majority vote of the stockholders present or represented, without any notice other than by announcement at the meeting.

The stockholders who are entitled to vote and are present at any duly organized meeting may continue to do business for which the particular meeting was called until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. The absence from any meeting in person or by proxy of holders of the number of shares of stock of the Corporation required for action upon any given matter shall not prevent action at the meeting on any other matter or matters that may properly come before the meeting, so long as there are present, in person or by proxy, holders of the number of shares of stock of the Corporation required for action upon the other matter or matters.

SECTION 6. Adjournment. Any meeting of the stockholders of the Corporation may be adjourned from time to time without notice other than announcement at the meeting at which the adjournment is taken. At any adjourned meeting at which a quorum shall be present any action may be taken that could have been taken at the meeting originally called. A meeting may not be adjourned to a date more than 120 (one hundred twenty) days after the original record date without further notice of the adjourned meeting date.

SECTION 7. Conduct of Meetings. Meetings of stockholders shall be presided over by the Chairman of the Board of Directors, or, in his absence or inability to act, by the President of the Corporation or if none of said persons is present or able to act, by a chairman to be elected at the meeting. The Secretary of the Corporation, or if he is not present, any Assistant Secretary shall act as secretary of such meetings; in the absence of the Secretary and any Assistant Secretary, the presiding officer may appoint a person to act as secretary of the meeting.

SECTION 8. Conduct of Business. The chairman of any meeting of stockholders shall determine the order of business and the procedures to be taken at the meeting, including such regulation of the manner of voting and the conduct of discussion as he determines to be appropriate.

SECTION 9. Advance Notice of Matters to be Presented at an Annual Meeting of Stockholders. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting as set forth below. To be properly brought before an annual meeting, such business must (1) be specified in the notice of the meeting (or any supplement thereto) given by the Corporation pursuant to Section 4 of Article I of these Bylaws, or (2) be brought before the meeting by or under the direction of the Board of Directors (or the Chairman or Vice Chairman of the Board or the President), or (3) be properly brought before the meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder (i.e., the business must related to a proper subject matter for stockholder action), the stockholder must have given timely notice thereof in writing to the Secretary. To be timely, such stockholder’s notice must be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation, not later than 90 days nor earlier than 120 days prior to the anniversary date of the mailing of proxy materials by the Corporation in connection with the immediately preceding annual meeting of stockholders of the Corporation (or, with respect to a proposal required to be included in the Corporation’s proxy statement pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, or any successor provision to Rule 14a-8, provided that the Corporation is subject to the Securities Exchange Act of 1934, the earlier date such proposal was received); provided, however, that if less than 100 days’ prior public disclosure of the date of the meeting is made by the Corporation or with respect to the Corporation’s first annual meeting, any such notice by a stockholder must be so received not later than the tenth (10th) day following the day on which such prior public disclosure of the date of the meeting is first made by the Corporation. Public disclosure by the Corporation of a meeting date or other matter contemplated by this section shall be deemed to have been made if communicated by notice to stockholders pursuant to Section 4 of Article I of these Bylaws, or by any filing with the Securities and Exchange Commission, or by any general mailing to stockholders of record, or by public announcement or by other means reasonably calculated to constitute public disclosure.

A stockholder’s notice to the Secretary shall set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business and, to the extent known, any other stockholders known by such stockholder to be supporting such proposal, (iii) the class and number of shares of the Corporation’s capital stock that are beneficially owned (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended) by such stockholder on the date of such stockholder notice and, to the extent known, by any other stockholders known by such stockholders to be supporting such proposal on the date of such stockholder notice, (d) the identification of any person retained or to be compensated by the stockholder submitting the proposal, or any person acting on his or her behalf, to make solicitations or recommendations to stockholders for the purpose of assisting in the passage of such proposal and a brief description of the terms of such employment, retainer or arrangement for compensation, and (e) any material interest of the stockholder in such business.

Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 9 of Article I; provided, however, that nothing in this Section 9 of Article I shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting in accordance with such procedures.

The presiding officer at the meeting shall have the authority, if the facts warrant, to determine that business was not properly brought before the meeting in accordance with the provisions of this Section 9 of Article I, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

SECTION 10. Advance Notice of Nominees for Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors at any meeting of stockholders. Nominations of persons for election to the Board of Directors of the Corporation may be made at an annual meeting of stockholders or at a special meeting of stockholders as to which the notice of meeting provides for election of directors, by or under the direction of the Board of Directors, or by any nominating committee or person appointed by the Board of Directors, or by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 10 of Article I. Such nominations, other than those made by or under the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary. To be timely, such stockholder’s notice shall be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation (i) with respect to an election to be held at an annual meeting, not later than 90 days nor earlier than 120 days prior to the anniversary date of the mailing of proxy materials by the Corporation in connection with the immediately preceding annual meeting of stockholders of the Corporation; provided, however, that if less than 100 days’ prior public disclosure (as “public disclosure” is contemplated by Section 9 of Article I) of the date of the meeting is made by the Corporation or with respect to the Corporation’s first annual meeting, any such notice by a stockholder must be so received not later than the tenth (10th) day following the day on which such prior public disclosure of the date of the meeting is first made by the Corporation and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, not later than the tenth (10th) day following the day on which such prior public disclosure of the date of the meeting is first made by the Corporation.

Such stockholder’s notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director and as to the stockholder giving the notice, (i) the name, age, business address and residence address of the person (and as the address appears on the Corporation’s books, if different), (ii) the principal occupation or employment of the person, (iii) the class and number of shares of stock of the Corporation which are beneficially owned (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended) by the person on the date of such stockholder notice, and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the proxy rules under the Securities Exchange Act of 1934 or any successor rule thereto (to the extent such rules are applicable to the Corporation); (b) as to any person known by the stockholder giving the notice to be supporting any such nominee (i) the name and address, as they appear on the Corporation’s books, of such persons and (ii) the class and number of shares of stock of the Corporation which are beneficially owned (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended) by such persons; (c) a representation that the stockholder giving the notice intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (d) a description of all arrangements or understandings between the stockholder giving the notice and each nominee and any arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; and (e) the consent of each nominee to serve as a director of the Corporation if so elected.

The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth herein.

The presiding officer at the meeting shall have the authority, if the facts warrant, to determine that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

SECTION 11. Voting. At all meetings of stockholders, every stockholder entitled to vote thereat shall have one (1) vote for each share of stock standing in his name on the books of the Corporation on the date for the determination of stockholders entitled to vote at such meeting, except as otherwise provided by law, by the Charter or by these Bylaws.

Each stockholder entitled to vote at any meeting of stockholders of the Corporation may authorize another person or persons to act for him as proxy by (i) signing a writing authorizing the other person to act as proxy in the manner permitted by Maryland law or (ii) transmitting, or authorizing the transmission of, an authorization for the person to act as proxy to (a) the person authorized to act as proxy or (b) any other person authorized to receive the proxy authorization on behalf of the person authorized to act as the proxy, including a proxy solicitation or proxy support service organization. The authorization may be transmitted by a telegram, cablegram, datagram, electronic mail, or any other electronic or telephonic means. Further, to the extent permitted by Maryland law, the placing of a stockholder’s name on a proxy pursuant to telephonic or electronically transmitted instructions obtained pursuant to procedures reasonably designed to verify that such instructions have been authorized by such stockholder shall constitute execution of such proxy by or on behalf of such stockholder. No proxy shall be valid after the expiration of eleven months from the date thereof, unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the stockholder authorizing it, except in those cases in which the proxy states that it is irrevocable and where an irrevocable proxy is permitted by law. A proxy purporting to be by or on behalf of the stockholder authorizing it shall be deemed valid unless challenged at or prior to its exercise.

All matters presented to a vote of the stockholders of the Corporation shall be decided by the holders of a majority of all the votes cast in person or by proxy, except with respect to the election of directors, which shall be decided by a plurality of the votes cast and except as otherwise provided by the Charter or applicable law.

SECTION 12. Fixing of Record Date. The Board of Directors may set a record date for the purpose of determining stockholders entitled to notice of and to vote at any meeting of the stockholders of the Corporation. The record date may not be prior to the close of business on the day the record date is fixed and may not be more than ninety (90) days prior to the date of the notice or the date of the meeting (except as permitted by Article I, Section 6), nor fewer than ten (10) days before the date of the meeting. If no record date has been fixed, the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders of the Corporation shall be the later of the close of business on the day on which notice of the meeting is mailed or the thirtieth (30th) day before the meeting.

SECTION 13. Inspectors. The Board of Directors may, in advance of any meeting of stockholders of the Corporation, appoint one or more inspectors to act at the meeting or at any adjournment of the meeting. If the inspectors shall not be so appointed or if any of them shall fail to appear or act, the chairman of the meeting may appoint inspectors. Each inspector, before entering upon the discharge of his duties, shall, if required by the Board of Directors or the chairman, as the case may be, take and sign an oath to execute faithfully the duties of inspector at the meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares outstanding and the voting power of each share, the number of shares represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do those acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No Director or candidate for the office of Director shall act as inspector of an election of Directors. Inspectors need not be stockholders of the Corporation.

SECTION 14. Consent of Stockholders in Lieu of Meeting. Except as otherwise provided by statute or the Corporation’s Charter, any action required to be taken at any meeting of stockholders of the Corporation, or any action that may be taken at any meeting of the stockholders of the Corporation, may be taken without a meeting, without prior notice and without a vote, if the following are filed with the records of stockholders’ meetings: (i) a unanimous written consent that sets forth the action and is signed by each stockholder entitled to vote on the matter and (ii) a written waiver of any right to dissent signed by each stockholder entitled to notice of the meeting but not entitled to vote at the meeting.

SECTION 15. Telephone Conference. The stockholders of the Corporation may participate in any meeting by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at the meeting.

ARTICLE II

Board Of Directors

SECTION 1. General Powers. The property, business and affairs of the Corporation shall be managed under the direction of the Board of Directors of the Corporation. All powers of the Corporation may be exercised by or under authority of the Board of Directors except as conferred on or reserved to the stockholders by law, by the Corporation’s Charter, or by these Bylaws. All acts done at any meeting of the Directors or by any person acting as a Director, so long as his successor shall not have been duly elected or appointed, shall, notwithstanding that it be afterwards discovered that there was some defect in the election of the Directors or of such person acting as aforesaid or that they or any of them were disqualified, be as valid as if the Directors or such other person, as the case may be, had been duly elected and were or was qualified to be Directors or a Director of the Corporation.

SECTION 2. Number and Term of Office. The Corporation shall have thirteen directors, which number may be increased or decreased from time to time exclusively by the Board of Directors pursuant to a resolution adopted by two-thirds of the entire Board of Directors. The stockholders shall not be entitled to fix the number of members of the Board of Directors. The directors shall be divided into three classes, with the term of office of the first class (“Class 1”) to expire at the first annual meeting of stockholders, the term of office of the second class (“Class 2”) to expire at the annual meeting of stockholders one year after the first annual meeting of stockholders and the term of office of the third class (“Class 3”) to expire at the annual meeting of stockholders two years after the first annual meeting of stockholders with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election with each director to hold office until his or her successor shall have been duly elected and qualified. The number of directorships within each class of director shall be as nearly equal in number as possible.

SECTION 3. Vacancies. Newly created directorships resulting from any increase in the number of Directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by a majority vote of the remaining Directors, and the Directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders at which successors shall be elected and shall qualify. Newly created directorships resulting from an increase in the number of Directors shall be apportioned by the Board of Directors among the three (3) classes so as to maintain the number of Directors in each class as nearly equal in number as possible.

SECTION 4. Removal of Directors. At any meeting of stockholders, duly called and at which a quorum is present, the stockholders may, by the affirmative vote of a majority of all the votes entitled to be cast for the election of directors, remove any Director from office, but only for cause.

SECTION 5. Resignation. A Director of the Corporation may resign at any time by giving written notice of his resignation to the Board of Directors, the Chairman of the Board, the President or the Secretary of the Corporation. A resignation shall take effect on the date specified in the notice of resignation or, should an effective date not be specified, immediately upon receipt of the notice of resignation. Unless otherwise specified therein, such resignation shall take effect upon delivery.

SECTION 6. Place of Meeting. The Board of Directors may hold their meetings and have one or more offices, and keep the books of the Corporation, either within or outside the State of Maryland, at such place or places as they may from time to time determine. The Board of Directors may hold their meetings by conference telephone or other similar electronic communications equipment in accordance with the provisions of the Maryland General Corporation Law.

SECTION 7. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by resolution of the Board, provided that notice of every resolution of the Board fixing or changing the time or place for the holding of regular meetings of the Board shall be sent promptly to each Director not present at the meeting at which such change was made. Such notice shall be in the manner provided for notice of special meetings of Directors. The annual meeting of the Board of

Directors shall be held immediately following the annual stockholders’ meeting at which members of a Class of Directors are elected. Any business may be transacted at any regular meeting of the Board.

SECTION 8. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by direction of the Chairman of the Board or the President and must be called by the Chairman of the Board, the President or the Secretary upon written request of two-thirds of the members of the Board of Directors. Notice of each special meeting of the Board of Directors shall be given by the Secretary as hereinafter provided. Each notice shall state the date, time and place of the meeting (and the purposes of the meeting when expressly required by law, the Charter or these Bylaws) and shall be delivered or transmitted to each Director, either personally or by telephone or other standard form of telecommunication or by electronic mail to any electronic mail address of the Director, at least forty-eight (48) hours before the time at which the meeting is to be held, or by first-class mail, postage prepaid, addressed to the Director at his residence or usual place of business, and mailed at least three (3) days before the day on which the meeting is to be held, or transmitted by telegraph, cable or other communication leaving a visual record at least two (2) days before the meeting.

Notice, when required, of any meeting of the Board of Directors or a committee of the Board need not be given to any Director who shall, either before or after the meeting, sign a written waiver of notice that is filed with the records of the meeting or who shall attend the meeting.

SECTION 9. Quorum. A majority of the entire number of Directors shall constitute a quorum for the transaction of business at all meetings of the Board of Directors, and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law or by the Charter or by these Bylaws.

In the absence of a quorum at any meeting of the Board, a majority of the Directors present may adjourn the meeting to another date, time and place until a quorum shall be present. Notice of the date, time and place of any adjourned meeting shall be given to the Directors who were not present at the time of the adjournment and, unless the date, time and place were announced at the meeting at which the adjournment was taken, to the other Directors. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally called.

SECTION 10. Conduct of Meetings. Meetings of Directors shall be presided over by the Chairman of the Board of Directors, or, in his absence or inability to act, the President, if also a Director, or, in the absence or inability of the President to act, another Director chosen by a majority of the Directors present, shall act as chairman of the meeting and preside at the meeting. The Secretary of the Corporation, or if he is not present, any Assistant Secretary shall act as secretary of such meetings; in the absence of the Secretary and any Assistant Secretary, the presiding officer may appoint a person to act as secretary of the meeting.

SECTION 11. Action by Written Consent. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting, if an unanimous written consent which sets forth the action is signed by each member of the Board and filed with the minutes of proceedings of the Board.

SECTION 12. Compensation of Directors. Each Director shall be entitled to receive compensation, if any, as may from time to time be fixed by the Board of Directors, including a fee for each meeting of the Board or any committee thereof, regular or special, he attends. At the discretion of the Board of Directors, Directors may also be reimbursed by the Corporation for all reasonable expenses incurred in traveling to and from the place of a Board or committee meeting.

SECTION 13. Committees. The Board of Directors may, by resolution passed by a majority of the entire Board, designate an executive and one or more other committees. Each committee shall consist of one or more of the Directors of the Corporation, which, to the extent provided in the resolution and as permitted by law, shall have and may exercise the powers of the Board of Directors. Such committee or committees shall have such names as may be determined from time to time by resolution adopted by the Board of Directors.

Notice of committee meetings shall be given in the same manner as notice for special meetings of directors. A majority of the members of a committee, if there are three (3) or more members of the committee, or all of the members of the committee, if there are less than three (3) members, shall constitute a quorum for the transaction of any business at any meeting of the committee. The act of a majority of the committee members, if there are three (3) or more committee members present, or all of the committee members, if there are less than three (3) committee members present, shall be the act of the committee. The Board of Directors may designate a chairman of any committee, and such chairman or any two (2) members of the committee, if the committee has at least two (2) members, or the sole member of the committee, if the committee has one (1) member, may fix the time and place of its meeting unless the Board shall otherwise provide. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required. The members of a committee present at any meeting, whether or not they constitute a quorum, may appoint a Director to act in the place of an absent member.

SECTION 14. Honorary Directors; Directors Emeritus. The Board of Directors may from time to time designate and appoint one or more qualified persons to the position of “Honorary Director” or “Director Emeritus.” Each Honorary Director or Director Emeritus shall serve for such term as shall be specified in the resolution of the Board of Directors appointing him or until his earlier death, resignation or removal. An Honorary Director or Director Emeritus may be removed from such position with or without cause by the vote of a majority of the Board of Directors given at any regular or special meeting. An Honorary Director or Director Emeritus may be invited to attend all meetings of the Board of Directors but shall not be present at any portion of a meeting from which the Honorary Director or Director Emeritus shall have been excluded by vote of the Directors. An Honorary Director or Director Emeritus shall not be a “Director” or “Officer” within the meaning of the Corporation’s Charter, or of these Bylaws; shall not be deemed to be a member of the Board of Directors for purposes of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended; shall not hold himself out as any of the foregoing; and shall not be liable to any person for any act of the Corporation. Notice of regular or special meetings may be given to an Honorary Director or

Director Emeritus but the failure to give such notice shall not affect the validity of any meeting or the action taken thereat. An Honorary Director or Director Emeritus shall not have the powers of a Director, may not vote at meetings of the Board of Directors and shall not take part in the operation or governance of the Corporation. An Honorary Director or Director Emeritus shall be entitled to receive compensation, if any, as may from time to time be fixed by the Board of Directors, and may also be reimbursed for expenses incurred in attending meetings of the Board of Directors or otherwise.

ARTICLE III

Officers

SECTION 1. Election, Tenure and Compensation. The officers of the Corporation shall be a President, a Secretary and a Treasurer, and also such other officers including a Chairman of the Board, a Vice Chairman of the Board and/or one or more Vice Presidents and/or one (1) or more assistants to the foregoing officers as the Board of Directors from time to time may consider necessary for the proper conduct of the business of the Corporation. The officers shall be elected annually by the Board of Directors at its first meeting following the annual meeting of the stockholders except where a longer term is expressly provided in an employment contract duly authorized and approved by the Board of Directors. The President, Chairman of the Board and Vice Chairman of the Board shall be Directors and the other officers may, but need not be, Directors.

Any two (2) or more of the above offices, except those of President and Vice President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law or by these Bylaws to be executed, acknowledged or verified by any two (2) or more officers. The compensation or salary paid all officers of the Corporation shall be fixed by resolutions adopted by the Board of Directors or a committee thereof, but this power may be delegated to any officer with respect to other officers under his control.

In the event that any office other than an office required by law shall not be filled by the Board of Directors, or, once filled, subsequently becomes vacant, then such office and all references thereto in these Bylaws shall be deemed inoperative unless and until such office is filled in accordance with the provisions of these Bylaws. A vacancy in any office whether arising from death, resignation, removal or any other cause may be filled in the manner prescribed in these Bylaws for the regular election or appointment to the office.

Any officer, agent or employee of the Corporation may be removed by the Board of Directors whenever in the Board’s judgment the best interests of the Corporation will be served thereby, and the Board may delegate the power of removal as to agents and employees not elected or appointed by the Board of Directors. Removal shall be without prejudice to the person’s contract rights, if any, but the appointment of any person as an officer, agent or employee of the Corporation shall not of itself create contract rights.

Any officer of the Corporation may resign at any time by giving written notice of his resignation to the Board of Directors, the Chairman of the Board, the President or the Secretary.

Any resignation shall take effect at the time specified therein or, if the time when it shall become effective is not specified therein, immediately upon its receipt. Acceptance of a resignation shall not be necessary to make it effective unless the resignation states otherwise.

SECTION 2. Powers and Duties of the Chairman of the Board. The Chairman of the Board, if one is elected, shall preside at all meetings of the Board of Directors and of the stockholders unless the Board of Directors shall by a majority vote of a quorum thereof elect a chairman other than the Chairman of the Board to preside at such meetings. The Chairman of the Board shall have such other powers and perform such other duties as may be assigned to him from time to time by the Board of Directors.

SECTION 3. Powers and Duties of the Vice Chairman of the Board. In the absence of the Chairman of the Board, the Vice Chairman of the Board, if one is elected, shall act in the place of the Chairman of the Board and shall assume his duties and shall be vested with all of his powers and authorities. The Vice Chairman of the Board shall have such other powers and perform such other duties as may be assigned to him from time to time by the Board of Directors.

SECTION 4. Powers and Duties of the President. The President shall be the chief executive officer of the Corporation and, subject to the supervision of the Board of Directors, shall have the general direction over the business, affairs and property of the Corporation and of its officers, employees and agents. In the absence of the Chairman of the Board and Vice Chairman of the Board, or if no Chairman of the Board or Vice Chairman of the Board has been chosen, the President shall preside at all meetings of the stockholders and of the Board of Directors and exercise the powers and perform the duties of the Chairman of the Board. The President also shall exercise such other powers and perform such other duties as from time to time may be assigned to him by the Board of Directors.

SECTION 5. Powers and Duties of the Vice Presidents. The Board of Directors may appoint one or more Vice Presidents, including one or more Executive Vice Presidents and Senior Vice Presidents. Each Vice President shall have such powers and duties as may be assigned by the President or the Board of Directors. The Executive Vice President, if one is appointed, or if not, a Vice President, shall be designated by the Board of Directors, in the absence of the President, to perform all the duties of the President.

SECTION 6. Secretary; Assistant Secretary. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and Directors and all other notices required by law or by these Bylaws, and in case of his absence or refusal or neglect to do so, any such notice may be given by any person thereunto directed by the President, or by the Directors or stockholders upon whose written request the meeting is called as provided in these Bylaws. The Secretary shall record all the proceedings of the meetings of the stockholders and of the Directors in books provided for that purpose, and he shall perform such other duties as may be assigned to him by the Directors or the President. He shall have custody of the seal of the Corporation and shall affix the same to all instruments requiring it, when authorized by the Board of Directors or the President, and attest to the same. In general, the Secretary shall perform all the duties generally incident to the office of Secretary, subject to the control of the Board of Directors and the President.

The Board of Directors may appoint an Assistant Secretary or more than one (1) Assistant Secretary. Each Assistant Secretary shall (except as otherwise provided by resolution of the Board of Directors) have power to perform all duties of the Secretary in the absence or inability to act of the Secretary and shall have such other powers and shall perform such other duties as may be assigned to him by the Board of Directors, the President or the Secretary.

SECTION 7. Treasurer; Assistant Treasurer. The Treasurer shall have custody of all the funds and securities of the Corporation, and he shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation. He shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depository or depositories as may be designated by the Board of Directors.

The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors or the President, taking proper vouchers for such disbursements. He shall render to the President and the Board of Directors, whenever either of them so requests, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

The Treasurer shall perform all the duties generally incident to the office of the Treasurer, subject to the control of the Board of Directors and the President.

The Board of Directors may appoint an Assistant Treasurer or more than one (1) Assistant Treasurer. Each Assistant Treasurer shall (except as otherwise provided by resolution of the Board of Directors) have power to perform all duties of the Treasurer in the absence or inability to act of the Treasurer and shall have such other powers and shall perform such other duties as may be assigned to him by the Board of Directors, the President or the Treasurer.

SECTION 8. Chief Financial Officer. The Board of Directors shall appoint a Chief Financial Officer. The Chief Financial Officer shall have and may exercise any and all powers and duties pertaining by law, regulation or practice, to the office of Chief Financial Officer, or imposed by these Bylaws; and shall also perform such other duties as may be assigned from time to time, by the President or the Board of Directors.

SECTION 9. Bonds. The Board of Directors may require any officer or agent of the Corporation to execute a bond to the Corporation in such sum and with such surety or sureties as the Board of Directors may determine.

ARTICLE IV

Capital Stock

SECTION 1. Issuance of Certificates of Stock. Unless the Board of Directors authorizes the issuance of certificateless shares and such issuance is not otherwise prohibited by the Corporation’s Charter, each stockholder shall be entitled to a certificate or certificates that shall represent and certify the number of shares of any class of stock owned by him in the Corporation. No certificate shall be issued for any share of stock of any class until such share is fully paid in accordance with the Maryland General Corporation Law.

Stock certificates of each class shall be in such form as shall be prepared or approved by the Board of Directors. Each certificate shall be signed by the President or a Vice President or the Chairman of the Board, and countersigned by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer. The signatures may be either manual or facsimile signatures. Such a certificate shall be valid and may be issued whether or not an officer who signed it is still an officer when it is issued. The name of the Corporation and of the person owning the shares represented thereby, with the number and class of such shares and the date of issue, shall be on the face of the certificate and entered on the Corporation’s books at the time of issuance.

SECTION 2. Regulations. The Board of Directors shall have the power and authority to make such rules and regulations as it may deem expedient concerning the issuance, transfer and registration of certificates for shares of stock of any class of the Corporation.

SECTION 3. Fixing of Record Date for Dividends, Distributions, etc. The Board may fix, in advance, a date not more than ninety (90) days preceding the date fixed for the payment of any dividend or the making of any distribution with respect to, or the allotment of other rights, as the record date for the determination of the stockholders entitled to receive any such dividend, distribution or allotment, and in such case only the stockholders of record at the time so fixed shall be entitled to receive such dividend, distribution or allotment. If no record date has been fixed, the record date for determining stockholders entitled to receive dividends or an allotment of any rights shall be the close of business on the day on which the resolution of the Board of Directors declaring the dividend or allotment of rights is adopted, but the payment or allotment shall not be made more than sixty (60) days after the date on which the resolution is adopted.

SECTION 4. Transfer of Shares.

(a) Transfers of shares of the stock of the Corporation shall be made on the books of the Corporation by the holder of record thereof (in person or by his attorney thereunto duly authorized by a power of attorney duly executed in writing and filed with the Secretary of the Corporation) (i) if a certificate or certificates have been issued, upon the surrender of the certificate or certificates, properly endorsed or accompanied by proper instruments of transfer, representing such shares; or (ii) as otherwise prescribed by the Board of Directors.

(b) The Corporation shall be entitled to treat the holder of record of any share of stock as the absolute owner thereof for all purposes, including, without limitation, the rights to receive dividends or other distributions and to vote as the owner, and the Corporation shall not be bound to recognize any legal, equitable or other claim or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by the laws of the State of Maryland.

(c) Notwithstanding anything to the contrary contained in these Bylaws, the Board of Directors may adopt by resolution a procedure by which a stockholder of the Corporation may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder. The resolution shall set forth the class of stockholders who may make the certification; the purpose for which the certification may be made; the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the stock transfer books, the time after the record date or closing of the stock transfer books within which the certification must be received by the Corporation; and any other provisions with respect to the procedure which the Board considers necessary or desirable. On receipt of a certification which complies with the requirements established by the Board’s resolution, the person specified in the certification shall be, for the purpose set forth in the certification, the holder of record of the specified stock in place of the stockholder who makes the certification.

SECTION 5. Transfer Agent and Registrar. The Board of Directors may appoint a transfer agent and/or registrar of transfers and may require that all stock certificates representing shares of any class to bear the signatures of such transfer agent or registrar of transfers, or the signatures of both.

SECTION 6. Lost, Stolen or Destroyed Certificates. Before issuing a new certificate for stock of the Corporation alleged to have been lost, stolen or destroyed, the Board of Directors or any officer authorized by the Board of Directors may, in its discretion, require the owner of the lost, stolen or destroyed certificate (or his legal representative) to give the Corporation a bond or other indemnity, in such form and in such amount as the Board of Directors or any such officer may direct and with such surety or sureties as may be satisfactory to the Board of Directors or any such officer, sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

SECTION 7. Stock Ledger. The Corporation shall maintain a stock ledger that contains the name and address of each stockholder and the number of shares of stock of each class registered in the name of each stockholder. The stock ledger may be in written form or in any other form that can be converted within a reasonable time into written form for visual inspection. The original or a duplicate of the stock ledger shall be kept at the offices of a transfer agent for the particular class of stock, within or without the State of Maryland, or, if none, at the principal office or the principal executive offices of the Corporation in the State of Maryland.

ARTICLE V

Seal

In the event that the President shall direct the Secretary to obtain a corporate seal, the corporate seal shall be circular in form and shall have inscribed thereon the name of the Corporation, the year of its organization and the word “Maryland”. Duplicate copies of the corporate seal may be provided for use in the different offices of the Corporation but each copy thereof shall be in the custody of the Secretary of the Corporation or of an Assistant Secretary of the Corporation nominated by the Secretary.

ARTICLE VI

Finance

SECTION 1. Bank Accounts. Such officers or agents of the Corporation as from time to time shall be designated by the Board of Directors shall have authority to deposit any funds of the Corporation in such banks or trust companies as shall from time to time be designated by the Board of Directors and such officers or agents as from time to time shall be authorized by the Board of Directors may withdraw any or all of the funds of the Corporation so deposited in any such bank or trust company, upon checks, drafts or other instruments or orders for the payment of money drawn against the account or in the name or behalf of this Corporation, and made or signed by such officers or agents; and each bank or trust company with which funds of the Corporation are so deposited is authorized to accept, honor, cash and pay, without limit as to amount, all checks, drafts or other instruments or orders for the payment of money, when drawn, made or signed by officers or agents so designated by the Board of Directors until written notice of the revocation of the authority of such officers or agents by the Board of Directors shall have been received by such bank or trust company. There may from time to time be certified to the banks or trust companies in which funds of the Corporation are deposited, the signature of the officers or agents of the Corporation so authorized to draw against the same. In the event that the Board of Directors shall fail to designate the persons by whom checks, drafts and other instruments or orders for the payment of money shall be signed, as hereinabove provided in this Section, all of such checks, drafts and other instruments or orders for the payment of money shall be signed by the President or a Vice President and countersigned by the Secretary or Treasurer or an Assistant Secretary or an Assistant Treasurer of the Corporation.

SECTION 2. Annual Statement of Affairs. There shall be prepared annually a full and correct statement of the affairs of the Corporation, to include a balance sheet and a financial statement of operations for the preceding fiscal year. The statement of affairs shall be submitted at the annual meeting of the stockholders and, within twenty (20) days after the meeting, placed on file at the Corporation’s principal office. Such statement shall be prepared or caused to be prepared by such executive officer of the Corporation as may be designated in an additional or supplementary bylaw adopted by the Board of Directors. If no other executive officer is so designated, it shall be the duty of the President to prepare or cause to be prepared such statement.

ARTICLE VII

Indemnification

As used in this Article VII, any word or words that are defined in Section 2-418 of the Maryland General Corporation Law, as amended from time to time (the “Indemnification Section”), shall have the same meaning as provided in the Indemnification Section.

The Corporation shall indemnify and advance expenses to a director or officer of the Corporation in connection with a proceeding to the fullest extent permitted by and in accordance with the Indemnification Section.

With respect to an employee or agent, other than a director or officer of the Corporation, the Corporation may, as determined by the Board of Directors of the Corporation, indemnify and advance expenses to such employee or agent in connection with a proceeding to the fullest extent permitted by and in accordance with the Indemnification Section.

The indemnification and advancement of expenses provided by this Article VII or provided in the Corporation’s Charter shall not be deemed exclusive of any other right, in respect of indemnification or otherwise, to which those seeking such indemnification or advancement of expenses may be entitled under any insurance or other agreement, vote of stockholders or disinterested Directors or otherwise.

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or while a director, officer, employee or agent of the Corporation is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, against any liability asserted against and incurred by such person in any such capacity or arising out of such person’s position, whether or not the Corporation would have the power to indemnify such person under Maryland law.

ARTICLE VIII

Miscellaneous Provisions

SECTION 1. Fiscal Year. The fiscal year of the Corporation shall end on the date determined by the Board of Directors. In the absence of any such determination, the accounts of the Corporation shall be kept on a calendar year basis.

SECTION 2. Waiver of Notice. Whenever any notice of the date, hour, place and/or purpose of any meeting of stockholders, Directors or a committee is required to be given under the provisions of the Maryland General Corporation Law or under the provisions of the Corporation’s Charter or by these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice and filed with the records of the meeting, whether before or after the holding thereof, or actual attendance at the meeting in person or, in the case of a meeting of stockholders, by proxy, shall be deemed equivalent to the giving of such notice to such person.

SECTION 3. Offices. The principal office of the Corporation shall be located in the State of Maryland. The address of the principal office may be changed from time to time pursuant to the Maryland General Corporation Law. The Corporation may have such other offices and places of business at such places within or without the State of Maryland as the Board of Directors may determine from time to time.

SECTION 4. Voting Stock in Other Corporations. The President shall have full power and authority on behalf of the Corporation to attend and vote at any meeting of the stockholders of any corporation in which the Corporation may hold stock, and at any such meeting shall possess and may exercise (in person or by proxy), any and all rights, powers and privileges incident to the ownership of such stock, and which, as the owner thereof, this Corporation might have possessed and exercised if present. The President may grant proxies on behalf of the Corporation to any person or persons to act in his stead at such meetings. Notwithstanding the foregoing, the Board of Directors by resolution may appoint some other person to vote such shares, in which case such person and not the President or his proxy shall be entitled to vote such shares upon production of a certified copy of such resolution.

SECTION 5. Books and Records. The Corporation shall keep correct and complete books and records of its accounts and transactions and minutes of the proceedings of its stockholders and Board of Directors and of any committee thereof.

ARTICLE IX

Amendments

The Board of Directors shall have the exclusive power and authority to amend, alter, change or repeal these Bylaws or any provision thereof, and to make from time to time any additional Bylaws; by resolution adopted by a majority of all of the Directors, at any regular or special meeting of the Board, provided, however, that a resolution adopted by two-thirds of the members of the Directors, at any regular or special meeting of the Board, shall be required to amend, alter, change or repeal, or to adopt any provision inconsistent with, the provisions of Article I, Section 2, 9 or 10, or Article II, Sections 2, 4 or 8 of these Bylaws; and further provided that no such action by the Board of Directors shall be inconsistent with any of the terms of the Charter of the Corporation.

The stockholders shall have no power or authority to amend, alter, change or repeal these Bylaws or any provision thereof, or to make additional Bylaws.

Effective: March 25, 2004